Exhibit 99.1

Neurotrope, Inc. Approves Spin-Off of Neurotrope

Bioscience, Inc. and Sets Record and Distribution Dates

Spin-Off Distribution is Conditional Upon the Closing of

Neurotrope’s Proposed Merger with Metuchen Pharmaceuticals

NEW YORK, November 20, 2020 -- Neurotrope, Inc. (NASDAQ: NTRP) (“Neurotrope” or the “Company”) announced today that its Board of Directors has approved the conditional distribution and set the shareholder of record and distribution dates in connection with the previously announced spin-off (the “Spin-Off”) of its wholly-owned subsidiary, Neurotrope Bioscience, Inc. (“NBI”). Subject to the closing of Neurotrope’s proposed merger with Metuchen Pharmaceuticals, LLC (“Metuchen”), shareholders and certain warrant holders of record of Neurotrope on November 30, 2020 (the “Record Date”) will receive on December 7, 2020 (the “Distribution Date”), a dividend at the rate of (i) one share of NBI common stock for every five shares of Neurotrope common stock held, (ii) one share of NBI common stock for every five shares of Neurotrope common stock issuable upon conversion of Neurotrope preferred stock held and (iii) one share of NBI common stock for every five shares of Neurotrope common stock issuable upon exercise of certain Neurotrope warrants held that are entitled to participate in the spin-off pursuant to the terms thereof (collectively, the “Distribution”). Any fractional shares will be paid in cash. Neurotrope and Metuchen previously announced their intent to merge in an all-stock transaction resulting in the formation of a holding company to be named Petros Pharmaceuticals, Inc. (“Petros”), which expects to trade on the Nasdaq Capital Market under the symbol “PTPI” following the closing of the merger. Neurotrope’s meeting of shareholders to approve the proposed merger and other matters is scheduled for November 25, 2020.

In addition, in connection with the Spin-Off, the holders of Neurotrope’s amended and restated warrants to purchase shares of Neurotrope common stock (the “A&R Warrants”) will receive warrants to purchase shares of NBI common stock at the ratio of one share of NBI common stock for every five shares of Neurotrope common stock issuable upon exercise of such A&R Warrants held (collectively, the “Spin-Off Warrants”).

Neurotrope expects that NBI common stock will be quoted on the OTCQB market of the OTC Markets Group, Inc. under a symbol that is yet to be determined.

Holders of Neurotrope’s common stock, preferred stock and warrants as of the Record Date will not be required to take any action to participate in the Distribution. Stockholders who hold Neurotrope common stock and preferred stock on the Record Date will receive a book-entry account statement reflecting their ownership of NBI common stock or their brokerage account will be credited with the shares of NBI common stock. NBI has filed a registration statement on Form S-1 (File No. 333-249434) with the U.S. Securities and Exchange Commission (the “SEC”) for the issuance of the shares of NBI common stock and Spin-Off Warrants in the proposed Spin-Off transaction, which was declared effective by the SEC on November 9, 2020. Investors are encouraged to read the final prospectus and prospectus supplement relating to the Spin-Off because they contain more complete information about NBI and its separation from Neurotrope, as well as a detailed description of the conditions that must be satisfied in order to proceed with the proposed Spin-Off, including the closing of Neurotrope’s proposed merger pursuant to the Merger Agreement. The final prospectus and prospectus supplement are being mailed to Neurotrope stockholders and warrant holders.

The Distribution is taxable to shareholders and warrant holders that receive shares of NBI common stock. Neurotrope securityholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the Spin-Off. The Distribution is subject to the fulfillment or waiver of certain applicable conditions, including obtaining all approvals necessary to consummate the transactions contemplated by the Merger Agreement. No assurance can be given as to the receipt or timing of the approvals, including shareholder approval of the merger by Neurotrope’s shareholders. If the applicable conditions of the Merger Agreement (and the related Separation and Distribution Agreement) are not satisfied and the merger is not consummated, the Distribution will not be made and the declaration of the Distribution will be null and void.

About Neurotrope, Inc.

Neurotrope is a clinical-stage biopharmaceutical company working to develop novel therapies for neurodegenerative diseases. Neurotrope has conducted clinical and preclinical studies of its lead therapeutic candidate, Bryostatin-1, and other activators of PKC epsilon in AD, and preclinical studies for stroke, traumatic brain injury, and rare diseases, including Fragile X syndrome. Pre-clinical studies of Bryostatin in other laboratories have included multiple sclerosis, autistic spectrum disorders, and Niemann-Pick Type C disease. The FDA has granted Orphan Drug Designation to Neurotrope for Bryostatin-1 as a treatment for Fragile X syndrome. Bryostatin-1 has already undergone testing in more than 1,500 people in cancer studies, thus creating a large safety data base that will further inform clinical trial designs.

Neurotrope has entered into a definitive merger agreement pursuant to which Metuchen Pharmaceuticals, L.L.C. and Neurotrope have agreed to merge in an all-stock transaction resulting in a newly formed holding company focused on men’s health conditions, which will be named Petros Pharmaceuticals, Inc. (“Petros”). Upon closing of the transaction, Bryostatin-1 and substantially all of Neurotrope’s existing assets, operations and liabilities, except for cash retained by Petros in accordance with the terms of the merger agreement, will be spun-out into a new, separately traded company named Neurotrope Bioscience, Inc.

Additional information about Neurotrope may be found on its website: www.neurotrope.com.

Important Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed merger pursuant to the Merger Agreement, Petros has filed with the SEC a registration statement on Form S-4 (File No. 333-240064) that includes a definitive proxy statement of Neurotrope that also constitutes a prospectus of Petros. This communication is not a substitute for the proxy statement/prospectus or any other document that Petros or Neurotrope may file with the SEC or send to their shareholders in connection with the proposed transaction. The registration statement on Form S-4 was declared effective by the SEC on October 29, 2020. Neurotrope mailed the definitive proxy statement/prospectus to its stockholders on or about November 4, 2020, and its stockholders will vote on the proposal to approve the merger and other matters at a meeting of stockholders scheduled for November 25, 2020. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the definitive proxy statement/prospectus and other relevant documents filed by Petros and Neurotrope with the SEC at the SEC’s website at www.sec.gov. Stockholders may obtain, free of charge, copies of the definitive proxy statement/prospectus and any other documents filed by Petros with the SEC in connection with the proposed transactions at the SEC’s website (www.sec.gov), at Neurotrope’s website: www.neurotrope.com, or by directing written request to: Neurotrope, Inc., 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036, Attention: Robert Weinstein.

Participants in the Solicitation

Petros, Neurotrope, Metuchen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Neurotrope in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger is included in the definitive proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Neurotrope is also included in Neurotrope’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020. This document is available free of charge at the SEC web site (www.sec.gov), at Neurotrope’s website, or by directing a written request to Neurotrope as described above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include statements regarding Petros, Neurotrope, Metuchen, the combined company, NBI, the proposed merger and spin-off and other matters. Such forward-looking statements are subject to risks and uncertainties and other influences, many of which Neurotrope has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the proposed transactions in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Petros, Neurotrope and Metuchen to consummate the proposed transactions; risks related to Petros’ initial listing on The Nasdaq Capital Market at the closing of the proposed transactions; risks related to Neurotrope’s ability to correctly estimate its operating expenses and its expenses associated with the proposed transactions; the ability of Neurotrope or Metuchen to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the proposed transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; and legislative, regulatory, political and economic developments; expectations regarding the industry and business operations of Petros. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Neurotrope’s filings with the Securities and Exchange Commission, including Neurotrope’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.  Neurotrope can give no assurance that the conditions to the proposed transactions will be satisfied. Except as required by applicable law, Neurotrope does not undertake to update these forward-looking statements.

Contacts

Corporate:

Robert Weinstein

Chief Financial Officer

973.242.0005 ext. 101 | rweinstein@neurotrope.com

Investors and Media:

Lisa Sher

Argot Partners

212.600.1902 | lisa@argotpartners.com